SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

January 31, 2002

CSB Bancorp, Inc.

(Exact name of Registrant as specified in its Charter)

Ohio	0-21714	34-1687530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification Number)

6 West Jackson Street, P.O. Box 232, Millersburg, Ohio	44654
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (330) 674-9015

N/A

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure

On January 31, 2002, CSB Bancorp, Inc. released a quarterly report to shareholders that included its financial statements for the period ended December 31, 2001. A copy of the quarterly report to shareholders is attached to this report as Exhibit 99.1.

Item 7. Financial Statements and Exhibits

(a)	Exhitits
	99.1	Quarterly report to shareholders for the period ended December 31, 2001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSB BANCORP, INC.

Date: January 31, 2002	By: /s/ C. James Bess
C. James Bess Chairman, President and Chief Executive Officer

Exhibit 99.1

To our Shareholders:

The elements of recession, which prompted the Federal Reserve System to lower interest rates an unprecedented 11 times, totaling 4.75% during year 2001, has created challenges for all banks. With loans repricing more rapidly than deposits, the task of managing the balance sheet and controlling interest margins, the primary source of a bank's income, was made more difficult.

In spite of this environment, the Company's financial turnaround, that began well over a year ago, has continued and gained momentum through the end of 2001. Unaudited financial results reflect net profit after tax of $1,059,000 as of December 31, 2001, compared to $321,000 one year ago. Earnings for 2001 totaled $0.40 per share, compared to $0.12 for year 2000. Shareholders equity stood at $32.7 million at year-end 2001, or 10.68% of assets. The Company's asset base has contracted from $325.2 million at December 31, 2000 to $306.3 million as of December 31, 2001. The contraction, in conjunction with payoffs on adversely classified loans that amounted to over $17 million, was orchestrated to aide the turnaround by keeping capital levels high, reducing interest expense, and increasing earnings to expedite the resumption of shareholder dividend payments.

The Company has made significant progress during 2001 as evidenced by the resumption of a 2001 shareholder dividend during the fourth quarter. Although we cannot predict the future, at this time Management is not aware of any factors that would adversely affect our future progress. The staff continues to make further inroads reinforcing existing and long-standing relationships, as well as developing and acquiring new business.

You may be assured that the Board of Directors and Management will continue to be diligent in their efforts to further strengthen the Bank and build shareholder value. Please assist us in promoting the Bank by encouraging your family, friends, and business associates to bank with CSB. Thank you for your ongoing loyalty and support.

/s/ C. James Bess

C. James Bess

Chairman, President and Chief Executive Officer

QUARTERLY REPORT

DECEMBER 31, 2001

CSB

CSB BANCORP, INC.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

(000 OMITTED) EXCEPT SHARE DATA

	DECEMBER 31
	2001	2000
ASSETS:
Cash and due from banks	$10,695	$13,192
Federal funds sold	23,853	2,660
Securities	92,607	96,550
Net loans	164,916	198,358
Premises & equipment, net	9,041	9,250
Other assets	5,233	5,202
TOTAL ASSETS	$306,345 ======	$325,212 ======
LIABILITIES:
Deposits	$251,430	$268,583
Securities sold under agreements to repurchase	14,957	15,583
Other borrowings	6,360	8,465
Other liabilities	877	1,041
TOTAL LIABILITIES	$273,624	$293,672
SHAREHOLDERS' EQUITY:
Common stock	$16,674	$16,674
Additional paid-in capital	6,348	6,414
Retained earnings	10,637	9,840
Treasury stock	(1,204)	(1,339)
Accumulated other comprehensive income	266	(49)
TOTAL SHAREHOLDERS' EQUITY	$32,721	$31,540
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$306,345 ======	$325,212 ======

CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)

(000 OMITTED) EXCEPT SHARE DATA

	TWELVE MONTHS ENDED
	DECEMBER 31
	2001	2000
INTEREST INCOME:
Interest & fees on loans	$16,465	$20,116
Interest on securities	4,629	5,348
Other interest income	562	33
TOTAL INTEREST INCOME	$21,656	$25,497
INTEREST EXPENSE:
Interest on deposits	$10,717	$11,221
Other interest expense	754	1,561
TOTAL INTEREST EXPENSE	$11,471	$12,782
Net interest income	$10,185	$12,715
Less provision for loan losses	35	6,142
Net interest income after provision for loan losses	10,150	6,573
Total other income	1,976	2,019
Total other expense	11,604	9,191
Benefit from income taxes	(537)	(920)
NET INCOME	$1,059 =====	$321 =====
Earnings per Share	$0.40	$0.12

FINANCIAL HIGHLIGHTS

(000 OMITTED) EXCEPT SHARE DATA

	DECEMBER 31
	2001	2000
Assets	$306,345	$325,212
Net loans	164,916	198,358
Securities	92,607	96,550
Deposits	251,430	268,583
Shareholders' equity	32,721	31,540
Net income	1,059	321
Earnings per share	.40	.12
Book value per outstanding share	12.45	12.02
*Quarterly price per share: High Low	16.00 13.25	23.00 15.00

*Includes transactions reported by market makers and private transactions known to the Company.

KEY RATIOS

	DECEMBER 31
	2001	2000
Return on average assets	.34%	.10%
Return on average equity	3.32%	.98%
Loan to deposit	67.19%	76.63%
Equity to assets	10.68%	9.70%

Copies of

CSB BANCORP, INC.

S.E.C. Filings may be obtained by writing:

A. Lee Miller, CFO

CSB BANCORP, INC.

6 West Jackson Street

Millersburg, Ohio 44654

(800) 654-9015 or 330-674-9015

Stock Symbol: CSBB.OB

Website: www.csb1.com